    THIS AGREEMENT OF LEASE, made as of this 10 day of May, 1994, between JADOW REALTY COMPANY, L.P., a New York limited partnership having an office at 152 West 57th Street, New York, New York 10019 (hereinafter called the "Landlord"), and NATIONAL FIBERSTOK CORPORATION, a Delaware corporation having an office at 1371 Angelina Drive, Austell, Georgia 30001 (hereinafter called the "Tenant").


                                     ARTICLE ONE
                                         TERM


    SECTION 1.01. Landlord, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the terms, covenants and conditions herein contained, those certain premises (hereinafter called the "Demised Premises") constituting a portion of the building (hereinafter sometimes called the "Building") known as 7990 Second Flag Drive in the Cobb West Business Park, Cobb County, Georgia, consisting of approximately 39,110 square feet of floor space as shown outlined in red on Exhibit A, attached hereto and made a part hereof, together with the non-exclusive right of Tenant, its agents, employees, and invitees to the use of the common areas appurtenant to the Building for their intended purposes;

    SUBJECT to all zoning and municipal ordinances affecting the Demised Premises as now or hereafter in effect; to any state of facts an accurate survey may show; and to mortgages, restrictive covenants, easements and other encumbrances of record;

    TO HAVE AND TO HOLD the Demised Premises for a term commencing on the date of substantial completion of Landlord's Work (as defined in Article Eleven) and expiring on the day which is seven (7) years and four (4) months thereafter, except that, if the latter date is a day other than the last day of a calendar month, the expiration date shall be the last day of the calendar month in which the expiration date would otherwise fall (sometimes hereinafter called the "Demised Term").

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Anything in this Lease to the contrary notwithstanding, if Landlord's Work shall not be substantially completed within ninety (90) days from the date hereof, except for reasons of unavoidable delay as provided for in Section 24.05 hereof, Tenant may terminate this Lease by notice given to Landlord at any time prior to the substantial completion of Landlord's Work and neither party shall have any further obligations to the other.

    SECTION 1.02. Tenant, its agents, employees, and contractors may enter upon the Demised Premises prior to the substantial completion of Landlord's Work in order to prepare the Demised Premises for Tenant's occupancy; provided that there shall be no interference with the completion of Landlord's Work, Tenant shall indemnify and hold Landlord, its agents, employees, and contractors harmless from and against any liability, damage, cost or expense, including reasonable attorneys' fees, arising out of or in connection with any such entry or work performed by or on behalf of Tenant, neither Landlord nor its agents, employees or contractors shall be liable for any damage caused to Tenant, its agents, employees, or contractors or any of its or their property for any reason whatsoever, including negligence, arising out of any such entry or the presence of any of the foregoing or their property in, on or about the Demised Premises prior to the substantial completion of Landlord's Work, and that Tenant shall have procured and furnished to Landlord evidence of the insurance required to be carried by Tenant pursuant to Section 6.05 of this Lease.


                                     ARTICLE TWO
                                        RENTAL


    SECTION 2.01. Tenant covenants and agrees to pay to Landlord, promptly when due, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, except as expressly provided, fixed rent as follows:

         (a) for the period from the commencement date through the date which is sixteen (16) months from the commencement date, at the rate of ninety-

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seven thousand seven hundred seventy-five dollars ($97,775.00) per annum, payable at the rate of $8,147.90 per month;

         (b) for the next year of the Demised Term, at the rate of one hundred eight thousand seven hundred twenty-six dollars ($108,726.00) per annum, payable at the rate of $9,060.50 per month;

         (c) for the next year of the Demised Term, at the rate of one hundred eleven thousand eight hundred fifty-five dollars ($111,855.00) per annum, payable at the rate of $9,321.25 per month;

         (d) for the next year of the Demised Term, at the rate of one hundred fifteen thousand three hundred seventy-five dollars ($115,375.00) per annum, payable at the rate of $9,614.58 per month;

         (e) for the next year of the Demised Term, at the rate of one hundred eighteen thousand eight hundred ninety-four dollars ($118,894.00) per annum, payable at the rate of $9,907.83 per month;

         (f) for the next year of the Demised Term, at the rate of one hundred twenty-two thousand four hundred fourteen dollars ($122,414.00) per annum, payable at the rate of $10,201.17 per month; and

         (g) for the balance of Demised Term, at the rate of one hundred twenty-five thousand nine hundred thirty-four dollars ($125,934.00) per annum, payable at the rate of $10,494.50 per month.


    Notwithstanding the foregoing, no fixed rent shall be payable for the first four (4) months of the Demised Term.


    The fixed rent provided for above shall be payable in lawful money of the United States in equal monthly installments in advance on the first day of each month, except that the sum of $8,147.90 shall be paid on the execution and delivery of this Lease which shall be applied against the first fixed rent due hereunder. If the last month of the Demised Term shall be less than a full month, fixed rent for such month shall be adjusted on a PER DIEM basis.

                                          3

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                                    ARTICLE THREE
                         SUBORDINATION: RESTRICTIVE COVENANTS


    SECTION 3.01. This Lease is and shall be subject and subordinate to any and all mortgages which now or hereafter affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant by any mortgagee. Tenant, within ten (10) days after written request from Landlord, shall execute a certificate confirming such subordination. Landlord represents that there is no mortgage presently covering the Demised Premises or the Building. Landlord agrees that it will request any future mortgagee to provide Tenant with an agreement of non-disturbance and attornment in the mortgagee's standard form.

    SECTION 3.02. Tenant has been advised that the Demised Premises are part of Cobb West Business Park and that this Lease is subject to that certain Declaration of Protective Covenants for Six Flags Road Industrial Park (now known as Cobb West Business Park), dated February 9, 1983, recorded February 23, 1983 in Deed Book 2691, page 398 in the office of the Clerk of the Superior Court of Cobb County, Georgia, as amended by instrument dated July 26, 1983, recorded in Deed Book 2829, page 265 in the office of the Clerk of the Superior Court of Cobb County, Georgia, as further amended by instrument dated December 27, 1984, recorded in Deed Book 3358, page 231 in the office of the Clerk of the Superior Court of Cobb County, Georgia, and as further amended by instrument dated April 25, 1986, recorded in Deed Book 3908, page 547 in the office of the Clerk of the Superior Court of Cobb County, Georgia. Tenant agrees that it will, at all times during the Demised Term, comply with said Declaration of Protective Covenants, as it may be further amended, insofar as it affects the Demised Premises, provided that no further amendment shall materially and adversely affect Tenant's use and occupancy of the Demised Premises.

                                          4

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                                     ARTICLE FOUR
                                TAX INCREASE PAYMENTS


    SECTION 4.01. A.   Tenant agrees to pay as additional rent Tenant's
Percentage (as hereinafter defined) of any and all increases in Real Estate Taxes (as hereinafter defined) above the Real Estate Taxes for the calendar year 1994 (the "Base Taxes") imposed on all land and buildings included in the real estate tax parcel which includes the Building with respect to every Tax Year (as hereinafter defined) or part thereof during the Demised Term, whether any such increase results from a higher tax rate, an increase in the assessed valuation of the property or a decrease in any exemption allowed in respect of the assessed valuation or any combination of the foregoing.

         B. "Tenant's Percentage" shall mean the percentage obtained by dividing the square foot floor area of the Demised Premises (which shall be deemed to be 39,110 square feet) by the square foot floor area of all of the buildings included in the aforesaid real estate tax parcel. At the present, the square foot area of the Building is approximately 108,000.

         C. "Real Estate Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon all land and buildings included in the aforesaid real estate tax parcel and any rights or interests appurtenant to either. If at any time during the Demised Term the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised

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Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. A copy of the applicable tax bill shall be sufficient evidence of the amount of Real Estate Taxes.

         D. The term "Tax Year" shall mean each twelve (12) month fiscal period commencing January 1 and ending December 31, any portion of which occurs during the Demised Term.

         E. If the Real Estate Taxes for any Tax Year shall be more than the Base Taxes, Tenant shall pay as additional rent for such Tax Year an amount equal to Tenant's Percentage of the amount by which the Real Estate Taxes for such Tax Year are greater than the Base Taxes. The amount payable by Tenant is hereinafter called the "Tax Payment." The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Demised Term. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, accompanied by a copy of the tax bill.

    SECTION 4.02. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the real estate tax parcel. Landlord agrees to take such steps, if any, as in Landlord's business judgment are in the best interests of Cobb West Business Park with respect to real estate tax assessments. Should Landlord be successful in any such reduction proceeding and obtain a rebate for any Tax Year for which Tenant has made a Tax Payment, Landlord shall, after deducting its expenses, including without limitation, attorneys' fees and disbursements in connection therewith, offset against the additional rent payable hereunder, Tenant's pro-rata share of such rebate.

    SECTION 4.03. Landlord's failure during the Demised Term to prepare and deliver any tax bills or computations, or Landlord's failure to make a demand under this Article or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this

Article during the term of this Lease. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this Lease.

         In no event shall any adjustment of Tax Payments hereunder result in a decrease in fixed rent or additional rent payable pursuant to any other provision of this Lease, it being agreed that the payment of additional rent under this Article is an obligation supplemental to Tenant's obligation to pay fixed rent.


                                     ARTICLE FIVE
                                   USE OF PREMISES


    SECTION 5.01. Tenant shall use and occupy the Demised Premises as a warehouse and distribution center for envelopes and other paper products and for the cutting of the same, and for general office purposes, and for no other purpose. In no event shall any manufacturing, assembly or fabricating work be performed in or about any part of the Demised Premises. Landlord represents that the aforesaid use conforms to the requirements of local zoning laws. In no event shall Tenant use the Demised Premises or fail to maintain the Demised Premises (other than portions of the Demised Premises to be repaired by Landlord) in any manner constituting a violation of any ordinance, statute, rule, regulation or order of any governmental authority, including, but not limited to, those governing zoning, health, safety, occupational hazards, pollution and environmental control, nor shall Tenant maintain or permit any nuisance to occur on the Demised Premises.

    SECTION 5.02. Tenant shall, throughout the Demised Term, and at no cost to Landlord, promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state, county, and municipal governments, and appropriate departments, commissions, boards and officers thereof, which may be applicable to those portions of the Demised Premises which Tenant is obligated to repair pursuant to the provisions of Article Nine of this Lease or which may arise by reason of Tenant's use or manner of use of the Demised Premises, whether foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or

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shall involve any change of governmental policy, and irrespective of the cost thereof.


                                     ARTICLE SIX
                        COMMON AREA EXPENSES; INSURANCE COSTS


    SECTION 6.01. For the purposes of this Article, the term "common area expenses" shall mean all expenses paid or incurred by Landlord or in Landlord's behalf in respect of the operation, maintenance and repair of the common areas of Cobb West Business Park including but not limited to the cost of maintenance and repair of all drives and parking areas, the cost of replacing 1 light bulb, the cost of premiums for commercial liability insurance covering the common areas, the cost of landscaping, the cost of electricity for the common areas, the cost of repairing electrical fixtures and equipment, and the cost of guard and security services, if any, plus an amount equal to fifteen percent (15%) of all such costs and expenses to cover Landlord's overhead. The term "common area expenses" shall not include capital improvements made to Cobb West Business Park but shall include depreciation (on a straight-line basis over its useful life) of equipment used in the operation, maintenance or repair of the common areas of Cobb West Business Park. The term "Tenant's share" shall mean that fraction of the common area expenses of which the numerator shall be the square foot floor area of the Demised Premises (which the parties agree shall be deemed to be 39,110 square feet) and the denominator of which shall be the floor area of the completed buildings in Cobb West Business Park as constituted from time to time during the term of this Lease which are maintained by Landlord. With respect to each year during the Demised Term, Tenant shall pay to Landlord an amount (hereinafter sometimes called the "operating payment") equal to Tenant's share of the common area expenses of Cobb West Business Park. Landlord agrees to operate and maintain the common areas of Cobb West Business Park in good repair and in a clean and orderly condition.

    SECTION 6.02. Landlord shall furnish to Tenant within thirty (30) days from the date hereof and thereafter prior to the commencement of each calendar

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year a written statement setting forth in reasonable detail Landlord's reasonable estimate of the common area expenses for the balance of the first calendar year and thereafter for such calendar year. Tenant shall pay to Landlord on the first day of each month during the first calendar year and thereafter during each calendar year an amount equal to one-twelfth (1/12th) of Landlord's reasonable estimate of Tenant's share of the common area expenses for such year. If, however, Landlord shall furnish any such estimate for any calendar year (other than the first calendar year) subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the immediately preceding calendar year, (ii) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the operating payment previously made for such year were greater or less than the installments of the operating payment to be made for the calendar year in accordance with such estimate and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand thereof or (b) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of the operating cost shown in such estimate.


    Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant a statement of common area expenses for such year in a form showing general categories of expenses and the calculation of Tenant's share. If the statement shall show that the sums paid by Tenant exceeded the operating payment to be paid by Tenant for such year, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments of additional rent under this

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authorized to do business in the State of Georgia having a rating by A.M. Best
(or any successor organization) of A-10 or better and otherwise reasonably satisfactory to Landlord and Landlord's mortgagee, if any, commercial general public liability insurance covering personal injury, including death, and property damage occurring in, on or about the Demised Premises with so called single-limit protection of not less than three million dollars ($3,000,000).
All such policies shall name Landlord and Landlord's mortgagee, if any, as named or additional insureds.

     All policies shall contain a provision that the insurance provided thereby may not be reduced or modified by the carrier except by notice in writing to Landlord given not less than twenty (20) days prior to any such change. Tenant shall furnish to Landlord, on or prior to the commencement date of this Lease, a certificate of insurance evidencing the coverage required pursuant to this Section and shall furnish to Landlord, not less than twenty (20) days prior to the expiration date of any such policy, evidence satisfactory to Landlord of the continuation or replacement of such insurance.

     SECTION 6.06. Landlord intends to carry fire insurance with extended coverage, including vandalism and civil commotion, with sprinkler endorsement, covering the Building in an amount equal to the full replacement value thereof. Tenant shall pay to Landlord, as additional rent, Tenant's proportionate share (based upon the floor area for the Demised Premises of 39,110 square feet) of the cost of Landlord's premiums for such insurance in excess of the cost of Landlord's premiums for such insurance for the calendar year 1994. If such insurance shall cover buildings in Cobb West Business Park in addition to the Building and the premium attributable to the Building is not separately stated or ascertainable, the cost of such premium shall be apportioned based upon the floor area of the Building as compared to the total floor area of all buildings covered by such insurance. Landlord agrees that it will carry for its own benefit commercial general public liability insurance covering Cobb West Business Park in such amounts and with such carriers as Landlord shall in the exercise of its business judgment determine.


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                                  ARTICLE SEVEN
                                 UTILITY CHARGES


     SECTION 7.01. Tenant agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Demised Premises throughout the Demised Term, and to indemnify Landlord and save it harmless against any liability, damage or expense, including reasonable attorneys' fees, on such account. Landlord represents that the Building is served by gas, water, sewer, electricity, and telephone. If any utility or service, other than electricity, shall not be separately metered for the Demised Premises, Tenant shall pay to Landlord, upon demand, that part of the charge therefor determined by multiplying such charge by a fraction, the numerator of which shall be 39,110 and the denominator of which shall be the floor area in square feet of all of the premises served by such utility or service. Tenant may, at its option, in such instance arrange, at its own expense, for any such utility or service to be separately metered, provided separate metering is feasible and does not interfere with the operation of the Building or with any other tenant or occupant. Tenant shall also at its sole cost and expense procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the Demised Premises and for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to or upon the Demised Premises, except that Landlord, at its expense, shall pay the cost of installing a separate electrical meter for the Demised Premises, if required. Landlord, at its option, may install separate meters for other utilities serving the Demised Premises.
Tenant expressly agrees that, except as expressly provided, Landlord is not, nor shall it be, required to furnish to Tenant or any other occupant of the Demised Premises, during the Demised Term, any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or services of any kind whatsoever.

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                                  ARTICLE EIGHT
                                 INDEMNIFICATION


     SECTION 8.01. Tenant covenants and agrees, at Tenant's sole cost and expense, to indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person, firm or corporation arising from the use, conduct or management of the Demised Premises or from any work or thing whatsoever done in or about the Demised Premises by Tenant or by anyone claiming through Tenant or by any agent, contractor, servant, employee or licensee of Tenant or of anyone claiming through Tenant, and further to indemnify and save Landlord harmless against and from any and all claims arising from any condition of the Demised Premises, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs and expenses, including reasonable attorneys' fees, damages and liabilities incurred in or with respect to any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by attorneys reasonably satisfactory to Landlord.

     Tenant covenants and agrees to pay, and to indemnify Landlord against, all damages, costs and expenses incurred or suffered by Landlord in obtaining possession of the Demised Premises after default of Tenant or upon expiration or earlier termination of the Demised Term, or by reason of Tenant's failure to surrender the Demised Premises upon expiration or earlier termination of the Demised Term, or in enforcing any covenant or agreement of Tenant herein contained. In the event of any litigation between the parties arising out of or in connection with this Lease, the prevailing party shall be entitled to reasonable attorney's fees and the costs and expenses of litigation.

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     SECTION 8.02.  Landlord covenants and agrees, at Landlord's sole cost and expense, to indemnify and save harmless Tenant against and from any and all claims by or on behalf of any person, firm or corporation arising from any work or thing whatsoever done in or about the Demised Premises by Landlord or by any agent, contractor, servant or employee of Landlord, and further to indemnify and save harmless against and from any and all claims arising from any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Landlord, or any of its agents, contractors, servants or employees, and from and against all costs and expenses, including reasonable attorneys' fees, damages and liabilities incurred in or with respect to any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim Landlord upon notice from Tenant covenants to resist or defend such action or proceedings by attorneys reasonably satisfactory to Tenant.

     SECTION 8.03. Landlord and Tenant shall each endeavor to procure a waiver of subrogation against the other from its casualty insurer. If such a waiver of subrogation can be secured only through payment of an additional premium, the party requesting such waiver of subrogation from its carrier shall notify the party to be benefitted thereby, and the party to be benefitted thereby may offer to pay such additional premium, failing which such waiver of subrogation need not be procured.


                                  ARTICLE NINE
                             MAINTENANCE AND REPAIRS


     SECTION 9.01. Landlord agrees to keep in good repair the roof, foundations and other structural elements of the Demised Premises, and underground utility and sewer pipes outside of the Demised Premises, or under the slab of the Building, except repairs rendered necessary by the acts or omissions of Tenant, its agents, employees and contractors; provided that in no event shall Landlord be required to maintain or repair windows and doors of the Demised Premises, including but not limited to truck dock doors, deck levellers, guard rails, bollards, and other appurtenances. Tenant shall, throughout the Demised Term, and at no expense whatsoever to Landlord, take good care of the Demised Premises and make all repairs necessary to keep the interior and exterior of the Demised Premises, including but not limited to windows and doors of the Demised Premises, truck dock doors, dock levellers, guard rails, bollards, and other appurtenances, in good and lawful order and condition, normal wear and tear and damage by fire or other casualty excepted, other than those repairs expressly required herein to be made by Landlord. When used in this Article, the term "repairs" as applied to the building equipment shall include all alterations and improvements, replacements, restoration and/or renewals, when necessary. The provisions and conditions of Article Eleven applicable to changes or alterations shall similarly apply to repairs required to be made by Tenant under this Article.

     SECTION 9.02. Tenant shall permit Landlord and Landlord's authorized representatives to enter the Demised Premises at all reasonable times upon reasonable notice to Tenant, except in the case of an emergency in which case entry may be made without notice at any time, for the purpose of exhibiting or inspecting the same and for making any necessary repairs to the Demised Premises which are the responsibility of Landlord or which tenant has failed to perform or to perform any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority, or that may be necessary to prevent waste or deterioration in connection with the Demised Premises, which Tenant is obligated, but has failed, to make, perform or prevent, as the case may be, or which Landlord is required to make or perform under the express provisions of this Lease. Nothing in this Section 9.02, however, shall be deemed to impose upon Landlord any obligation not otherwise imposed upon Landlord by other provisions of this Lease. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any other occupant of the Demised Premises by reason of making repairs or performing any work on the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of

Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided that Landlord shall use reasonable efforts, which need not include the use of overtime, weekend or holiday labor, to minimize interference with Tenant's operations in the Demised Premises. Landlord shall have the right to post "for rent" signs on the Demised Premises at any time but not earlier than six (6) months prior to the expiration date of the Demised Term.


                                   ARTICLE TEN
                                REMOVAL OF LIENS


     SECTION 10.01. Tenant shall not suffer or permit any liens to be filed against the Demised Premises or any part thereof or against any other portion of Cobb West Business Park by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Demised Premises or any other portion of Cobb West Business Park, Tenant shall cause the same to be discharged of record within ten (10) days after the date of filing the same, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in a court having jurisdiction or by bonding, and/or Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including counsel fees, in defending any such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the lower of the prime rate then announced as in effect by Citibank, N.A. plus four percent (4%) per annum or the maximum rate allowed by law, from the date of payment or deposit, shall become due and payable forthwith by Tenant to Landlord, or, at the option of Landlord, shall be payable by Tenant to Landlord as additional rent.

     Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises. Landlord shall have the right to post and keep posted at all times on the Demised Premises any notices which Landlord shall be required so to post for the protection of Landlord and the Demised Premises from any such lien.


                                 ARTICLE ELEVEN
                                   ALTERATIONS


     SECTION 11.01. Tenant agrees that, without the prior written consent of Landlord, Tenant will make no changes, alterations or improvements (hereinafter collectively called "alterations") to the Demised Premises. Notwithstanding the foregoing, Landlord agrees that it will not withhold its consent to interior cosmetic changes or to other interior, nonstructural alterations of the Demised Premises which do not cost in excess of twenty thousand dollars ($20,000.00). Any alterations in and to the Demised Premises shall be made subject to the following provisions:

          (a)  The same shall be performed in a first class, workmanlike manner;

          (b) Tenant shall cause plans and specifications for all alterations to be furnished to Landlord prior to the commencement of
               alterations.   Such plans and specifications shall be subject to
               Landlord's written approval, which approval shall not be unreasonably withheld with respect to interior cosmetic changes or to other interior, nonstructural alterations not exceeding twenty thousand dollars ($20,000.00) in cost. Tenant further agrees that before the commencement of any alterations, Tenant will file such plans and specifications with, and obtain the approval thereof by, all municipal or other governmental departments or authorities having jurisdiction thereof. The filing of such plans and specifications and the approval or consent of Landlord shall not operate for the purpose of filing any lien or making any charge of any kind whatsoever against either Landlord or the Demised Premises;

          (c) All alterations shall be done subject to, and in accordance with, all applicable laws, rules, regulations, and other requirements of all governmental authorities having jurisdiction thereof and of the local Board of Fire Underwriters or of any similar body; and,

          (d) Tenant shall promptly pay and discharge all costs, expenses, damages and other liabilities which may arise in connection with or by reason of any alterations.

     SECTION 11.02. Unless otherwise agreed by the parties, all alterations made by Tenant shall remain upon and be surrendered with the Demised Premises at the expiration or other termination of this Lease.

     SECTION 11.03. All salvage material in connection with any demolition or alteration which Tenant is permitted to make hereunder shall belong to Tenant.

     SECTION 11.04. Tenant acknowledges that it has inspected and is familiar with the Demised Premises and accepts the same "as is" the date hereof, subject to the provisions of the following sentence. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy, except that Landlord, at its sole cost and expense, shall perform or cause to be performed with due diligence the work shown on Exhibit B ("Landlord's Work"), attached hereto and made a part hereof, which shall include the installation of four (4) dock-high loading doors with seals and the installation of eighteen (18) tons of air conditioning to the warehouse portion of the Demised Premises. Landlord's Work shall be performed and completed in a good and workmanlike manner and in compliance with all applicable laws, it being contemplated that Landlord's Work will be completed within sixty (60) days from the date hereof.

     SECTION 11.05. Upon the substantial completion of Landlord's Work, the parties shall inspect Landlord's Work and prepare a punchlist of incomplete minor or unsubstantial details of construction, necessary mechanical adjustments and needed finishing touches, and Landlord shall complete such punchlist items within thirty (30) days after agreement on the punchlist. Landlord shall diligently correct any patent defects in Landlord's Work, provided that Tenant shall notify Landlord of such defects within thirty (30) days after the completion of Landlord's Work. Landlord shall diligently correct any latent defects in Landlord's Work, provided that Tenant shall notify Landlord of such defects not later than the earlier of (i) thirty (30) days after Tenant shall have first become aware of any such defect or (ii) one (1) year after the completion of Landlord's Work.


                                 ARTICLE TWELVE
                            CASUALTY AND RESTORATION


     SECTION 12.01. A. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

          B. If the Demised Premises are damaged or rendered partially or totally unusable by fire or other casualty and if the damage can, with due diligence, be repaired within one hundred twenty (120) days from the date of the casualty, the damage thereto shall be repaired by and at the expense of Landlord but, unless Landlord otherwise elects, only to the extent of the net insurance proceeds received by Landlord, and the fixed rent and other charges payable by Tenant under this Lease shall be abated from the day following the casualty in proportion to the portion of the Demised Premises which is unusable until the Demised Premises have been restored. If the net insurance proceeds received by Landlord shall be insufficient to restore the Demised Premises and Landlord shall not elect to contribute additional funds for such purpose, Landlord shall promptly notify Tenant and Tenant shall have the right, by notice given to Landlord within thirty (30) days after the giving of Landlord's notice, to terminate this Lease and, in such event, fixed rent and other charges shall be paid (in proportion to the portion of the Demised Premises which is usable) to a date which is thirty (30) days after the giving of Tenant's notice.

          C. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, or if the Demised Premises or the Building are partially damaged or rendered partly unusable by a casualty not covered by the fire and extended coverage insurance policy carried by Landlord, or if the damage thereto cannot, with due diligence, be repaired within one hundred twenty
(120) days from the date of the casualty, then, subject to Landlord's right to elect not to restore the same as hereinafter provided, the damage thereto shall be repaired with due diligence by and at the expense of Landlord, and the fixed rent and other charges payable by Tenant under this Lease shall be fully abated from the day following the casualty until the Demised Premises have been repaired and restored. If the net insurance proceeds received by Landlord shall be insufficient to restore the Demised Premises and Landlord shall not elect to contribute additional funds for such purpose, Landlord shall promptly notify Tenant and Tenant shall have the same option granted to Tenant pursuant to subsection B of this Section 12.01 as in the case of partial damage.

          D. If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, or if the Demised Premises or the Building are partially damaged or rendered partly unusable by a casualty not covered by the fire and extended coverage insurance policy carried by Landlord, or if the damage thereto cannot, with due diligence, be repaired within one hundred twenty (120) days from the date of the casualty, then, in any such event, Landlord may elect to terminate this Lease by notice to Tenant given within thirty (30) days after such fire or casualty specifying a date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the Demised Term shall expire as fully and completely as if such date were the date set forth in this Lease for the expiration of the Demised Term and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date (or to the date of casualty if Tenant shall have been unable to use the

Demised Premises) and any payments of fixed rent and other charges made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

         E. Anything in this Lease to the contrary notwithstanding, (i) if Landlord shall not be required to restore the Demised Premises by reason of any fire or other casualty, Landlord shall notify Tenant within thirty (30) days from the date of the fire or other casualty whether or not Landlord elects to restore the Demised Premises, and if Landlord shall notify Tenant that Landlord does not intend to restore the same, Tenant, by notice given to Landlord within thirty (30) days after the giving of Landlord's notice, may elect to terminate this Lease effective as of thirty (30) days after the giving of Tenant's notice, and (ii) if the Demised Premises are not substantially restored within one hundred eighty (180) days from the date of the fire or other casualty, Tenant may elect to terminate this Lease by notice given to Landlord at any time after the expiration of such one hundred eighty (180) day period but prior to the substantial restoration of the Demised Premises, in which event this Lease shall terminate effective as of thirty (30) days after the giving of Tenant's notice. If this Lease shall be terminated as provided in this subsection E, the provisions of subsection D of this Section 12.01 with respect to expiration of the Demised Term, surrender of the Demised Premises, and payment of rent and other charges shall apply to termination under this subsection E.


                                   ARTICLE THIRTEEN
                                     CONDEMNATION


    SECTION 13.01. In the event that the Demised Premises or any part thereof shall be taken or condemned for public use and Tenant shall have duly and fully kept, performed and observed each and every covenant on its part to be kept, performed and observed, then in the event of such taking or condemnation of the Demised Premises, or any part thereof, for public use, the fixed rent and other charges shall be paid up to the date title is vested in the condemning authority, and for the balance of the Demised Term a just proportion of the fixed rent and other charges herein reserved shall be abated according to the nature and extent of the injuries to the Demised Premises. If the entire Demised Premises or more than fifty (50%) thereof is taken or condemned, the Demised Term shall expire and come to an end on the date title is vested in the condemning authority.

    SECTION 13.02. The entire condemnation award shall belong to Landlord and Tenant hereby assigns to Landlord any rights it may have in and to any condemnation award, including any award for the value of its leasehold interest. Notwithstanding the foregoing, Tenant may apply to the condemning authority and be entitled to any award for the value of Tenant's stock, trade fixtures and furnishings, for the unamortized value of leasehold improvements made and paid for by Tenant (based upon straight line depreciation over the initial Demised
Term), and for Tenant's moving and relocation expenses.


                                   ARTICLE FOURTEEN
                    LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS


    SECTION 14.01. Tenant covenants and agrees that if Tenant shall at any time fail to make any payment or perform any other act which Tenant is obligated to perform under this Lease, then Landlord may, but shall not be obligated to do so, after (10) days' notice to and demand upon Tenant and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make any such payment or perform any such act (unless tenant has commenced performance which cannot reasonably be completed within such time) which Tenant is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and, in exercising any such rights, pay all necessary and incidental costs and expenses. All sums reasonably paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, including reasonable attorneys' fees, together with interest thereon at the lower of (i) the prime rate then announced as in effect by Citibank, N.A. plus four percent (4%) per annum or (ii) the maximum interest rate allowed by law from the date of the making of such expenditure by Landlord, shall be deemed additional rent thereunder and, except as otherwise in this Lease expressly provided, shall be payable to Landlord on demand or at the option of Landlord may be added to any rent then due or thereafter becoming due under this Lease.


                                   ARTICLE FIFTEEN
                                ESTOPPEL CERTIFICATES


    SECTION 15.01. Each party agrees at any time and from time to time, upon not less than ten (10) days' prior request by the other, to execute, acknowledge and deliver to the requesting party, or to any entity designated by such party, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications), that neither party is in default hereunder (or, if either party is in default, specifying the default), the dates to which fixed rent and other charges have been paid, and such other information relating to this Lease as may reasonably be requested by the requesting party or such designee, it being intended that any such statement may be relied upon by any prospective purchaser of the fee or by any mortgagee or assignee of any mortgage on the Demised Premises or by any assignee, subtenant or lender of Tenant.


                                   ARTICLE SIXTEEN
                                  DEFAULT PROVISIONS


    SECTION 16.01. This Lease and the Demised Term are subject to the limitation that if, at any time during the Demised Term any one or more of the following events (herein called an "event of default") shall occur, that is to say:

         (a) if Tenant shall make an assignment for the benefit of its creditors; or

         (b) if Tenant files any petition or institutes any proceedings under the Bankruptcy Act as it now exists or is hereafter amended, or under any other act or acts, either as a bankrupt or an insolvent seeking to be adjudicated a bankrupt, or to be discharged from any or all of its debts, or to effect a plan of reorganization, or for any other similar relief, or if any such petition or proceedings are filed or taken against Tenant, or if any receiver or trustee for all or a substantial part of Tenant's interest in the Demised Premises or of the assets of Tenant shall be appointed by any court, and any such petition or proceedings shall not be set aside or dismissed or the appointment of said receiver revoked within sixty (60) days; or

         (c) if Tenant shall fail to pay any installment of the fixed rent or additional rent provided for in this Lease, or any part thereof, when the same shall become due and payable and such failure shall continue for five (5) days after notice thereof from Landlord to Tenant; provided, however that if Landlord shall have given two
              (2) such notices to Tenant within a period of twenty-four
              (24) consecutive months, no notice shall thereafter be required to be given by Landlord and failure thereafter to pay any installment of the fixed rent or additional rent, or any part thereof, when the same shall become due and payable shall constitute an event of default; or

         (d) if Tenant shall fail to pay any other charge required to be paid by Tenant hereunder (other than the payment of fixed rent and additional rent) and such failure shall continue for ten (10) days after notice thereof from Landlord to Tenant; or

         (e) if Tenant shall fail to perform or observe any other requirement of this Lease on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, provided that if such failure to perform or to observe any requirement of this Lease cannot be performed with due diligence within such thirty (30) day period, Tenant shall have failed promptly to commence and diligently to prosecute to completion the cure thereof, then upon the happening of any one or more of the aforementioned events of default, Landlord may give to Tenant a notice (hereinafter called "notice of termination") of intention to end the Demised Term and at the expiration of five
(5) days from the date of service of such notice of termination, this Lease and the Demised Term, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of this Lease and the Demised Term, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

    SECTION 16.02. If this Lease shall be terminated as in Section 16.01 hereof provided, Landlord, or Landlord's agents or servants, may immediately or at any time thereafter reenter the Demised Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and any other occupants thereof and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law and repossess and enjoy and relet the Demised Premises, together with all additions, alterations and improvements thereto.

    SECTION 16.03. In case of any such termination, reentry or dispossess by summary proceedings or otherwise, (a) the fixed rent reserved hereunder and all other charges required to be paid by Tenant hereunder shall thereupon become due and be paid up to the time of such termination, reentry or dispossess, together with such expenses as Landlord may reasonably incur for attorneys' fees and disbursements, brokerage and for putting the Demised Promises in order and for preparing the same for rerental, (b) Landlord may relet the Demised Premises or any part thereof for a term or terms which may be less than or exceed the period which would otherwise have constituted the balance of the Demised Term and may grant concessions or free rent, and (c) Tenant shall pay to Landlord any deficiency between the fixed rent and additional rent to be paid hereunder and the net amount, if any, of the rents collected on account of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Demised Term. The failure of Landlord to relet the Demised Premises shall not affect Tenant's liability for damages. Any such damages shall be paid in monthly installments on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice the right of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be required to relet the Demised Premises and shall not be liable for failure to collect rent in the event of any reletting and in no event shall Tenant be entitled to receive the excess, if any, of net rents collected over the sums payable by Tenant to Landlord hereunder. Nothing in this Article shall preclude Landlord from electing any other right or remedy available to Landlord at law or in equity.

                                  ARTICLE SEVENTEEN
                              ENVIRONMENTAL OBLIGATIONS


    SECTION 17.01.  Tenant covenants and agrees with Landlord as follows:

         (a) Tenant will not use the Demised Premises for the generation, handling, storage, or disposal of hazardous substances or waste as defined in the environmental protection laws of the State of Georgia and the rules and regulation of the Environmental Protection Division of the Georgia Department of National Resources promulgated thereunder (collectively the "State Laws").

         (b) Tenant will not utilize the Demised Premises for or conduct any activity upon or about the Demised Premises which is in violation of the State Laws, The Clean Waters Act, 33 U.S.C.A. Section 1251 et seq. ("CWA"), or the Clean Air Act, 42 U.S.C.A. Section 7401 et seq. ("CAA").

         (c) Tenant will perform all acts required by and shall refrain from conducting any activities prohibited by the State Laws, CWA, CAA or any other environmental laws, regulations or requirements of federal, state or local municipalities (collectively, "Environmental Laws") applicable to the Demised Premises.

    SECTION 17.02. Tenant agrees that it shall indemnify, defend and hold Landlord harmless with respect to any cost, action, expense, including reasonable attorneys' fees, or proceeding which Landlord may incur, including but not limited to the cost of a cleanup, as a result of a violation by Tenant of any of the requirements of Environmental Laws.

    SECTION 17.03. Tenant agrees that if Landlord is required, due to a violation by Tenant of its covenants hereunder, under the provisions of any Environmental Law to provide a surety bond or other financial security which would guarantee the implementation of any plan to clean up the land or the Building pursuant to the provisions of an Environmental Law, that Tenant will furnish such bond or financial security. Tenant further agrees to provide all information to and comply with all requirements of federal, state and local agencies responsible for implementing and enforcing Environmental Laws.

    SECTION 17.04. Upon reasonable notice to Tenant, Landlord shall have the right, although not the obligation, to have such inspections of the Demised Premises performed as Landlord deems necessary in order to determine whether Tenant has violated its obligations under this Article. If any such inspection shall disclose that Tenant shall be in violation of its obligations under this Article Seventeen, Tenant shall pay to Landlord the reasonable cost of such inspection and report.

    SECTION 17.05. Landlord agrees that it shall indemnify, defend and hold Tenant harmless with respect to any cost, action, expense, including reasonable attorneys' fees, or proceeding which Tenant may incur, including but not limited to the cost of a cleanup, as a result of a violation by Landlord of any of the requirements of Environmental Laws.


                                   ARTICLE EIGHTEEN
                                   QUIET ENJOYMENT


    SECTION 18.01. Landlord covenants and agrees that Tenant, upon paying the rent herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, shall and may peaceably hold and enjoy the Demised Premises during the Demised Term, without any interruption or disturbance from Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against Landlord's successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such successors in interest in the Demised Premises to the extent of their respective interests in the Demised Premises, as and when they shall acquire the same, and only so long as they shall retain such interest.

                                   ARTICLE NINETEEN
                                SURRENDER OF PREMISES


    SECTION 19.01. Upon the expiration or termination of the Demised Term, Tenant shall peacefully and quietly surrender the Demised Premises to Landlord, together with all improvements and alterations thereto, in good order, condition and repair, reasonable wear and tear and damage by fire or other casualty excepted. Title to all of Tenant's trade fixtures, furniture and equipment (other than building equipment) installed in the Demised Premises shall remain in Tenant, and, upon expiration or other termination of this Lease, the same may, and upon the demand of Landlord shall, be removed, and any resultant damage to the Demised Premises shall be repaired by and at the expense of Tenant. If any of such trade fixtures, furniture and equipment is not removed upon the expiration or earlier termination of this Lease, all such trade fixtures, furniture and equipment, shall, at Landlord's option, be and become the absolute property of Landlord or Landlord may, at the cost and expense of Tenant, remove and store all or any of such fixtures, furniture and equipment.


                                    ARTICLE TWENTY
                                ASSIGNMENT: SUBLETTING


    SECTION 20.01. (a) Tenant shall not assign, mortgage or encumber this Lease nor sublet or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance, provided, however, that upon notice given to Landlord not less than ten (10) days prior to the effective date of the proposed assignment or subletting, accompanied by a true copy of the assignment and assumption agreement or sublease, as the case may be, Tenant may assign this Lease or sublet the Demised Premises to an entity which controls, is controlled by, or is under common control with, Tenant.

         (b) If Tenant shall, at any time or times with respect to the Demised Term, desire to assign this Lease or to sublet all or any part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by a true copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred twenty (120) days after the giving of such notice, together with a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business, its proposed use of the Demised Premises and current financial information with respect to the proposed assignee or subtenant, including its most recent financial statement. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord, or Landlord's designee, may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth, if the proposed transaction is a sublease,
(ii) terminate this Lease, if the proposed transaction is an assignment of this Lease or a sublease of all or substantially all of the Demised Premises or (iii) terminate this Lease with respect to the space proposed to be sublet, if less than all of the Demised Premises are to be sublet. Said options may be exercised by Landlord by notice to Tenant given at any time within thirty (30) days after such notice has been given by Tenant to Landlord. If Landlord shall exercise its option to terminate this Lease in a case where Tenant desires either to assign this Lease or to sublet all or substantially all of the Demised Premises, then this Lease shall expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and fixed rent and additional rent shall be paid to such date. If Landlord shall exercise its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Demised Premises, then this Lease shall expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence and from and after such date the fixed rent and additional rent shall be adjusted based upon the proportion that the floor area of the Demised Premises remaining under this Lease bears to the total floor area of the Demised Premises and Tenant shall pay to Landlord, upon demand, the reasonable costs incurred by Landlord in physically separating such part of the Demised Premises from the remainder of the Demised Premises and in complying with any applicable laws and requirements of any public authorities relating to such separation. If Landlord shall exercise its option to sublet all or a portion of the Demised

Premises, such sublease to Landlord, or its designee, shall be at the lower of
(i) the rate per rentable square foot of fixed rent and additional rent then payable under this Lease or (ii) the rental set forth in the proposed sublease. Such sublease shall be expressly subject to all of the covenants, provisions and conditions of this Lease, except such as are inapplicable thereto, and such sublease shall give Landlord, as subtenant, the unrestricted right to assign such sublease or any interest therein and to sublet the space covered by such sublease or any part thereof on any terms and conditions which Landlord may, in its sole discretion, deem appropriate.

    In the event Landlord shall fail to exercise any of said options, Landlord agrees that it will not unreasonably withhold its consent to the proposed assignment or subletting, and to a change in the use of the Demised Premises, provided that such use shall be consistent with other then existing users in Cobb West Business Park and shall comply with all zoning and other legal requirements, and further provided that the proposed assignee or subtenant shall not then be a tenant or occupant of Cobb West Business Park or a person, firm or corporation with whom Landlord is then negotiating for space in Cobb West Business Park. If Landlord shall give its consent to an assignment of this Lease or to any subletting, Tenant in consideration thereof, shall pay to Landlord, as additional rent, (a) in case of an assignment, an amount equal to all moneys paid to and other consideration received by Tenant from the assignee for or by reason of such assignment, including but not limited to, sums in excess of the depreciated value (as shown on Tenant's federal income tax returns) paid for the sale or rental of Tenant's fixtures, equipment, leasehold improvements and personal property and (b) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rental accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this Lease, including, but not limited to, sums in excess of the depreciated value (as shown on Tenant's federal income tax returns) paid for the sale or rental of Tenant's fixtures, equipment, leasehold improvements and personal property. The sums payable under this paragraph shall be paid to Landlord as and when paid by the subtenant to Tenant. The provisions of this paragraph shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease.

    Any assignment or transfer by Tenant shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed. Anything to the contrary notwithstanding, the original named Tenant herein shall remain fully liable for the payment of fixed rent and additional rent and for the performance of all other obligations on the part of Tenant to be performed hereunder.


                                  ARTICLE TWENTY-ONE
                              TENANT'S OPTION TO EXTEND
                          DEMISED TERM: FIRST REFUSAL RIGHT


    SECTION 21.01. Provided that Tenant shall not be in default of any of the terms or conditions of this Lease at the time such option is exercised or at the time of the commencement of the extended term, Tenant is hereby given one
(1) option, exercisable by notice given to Landlord not later than one (1) year prior to the expiration of the initial Demised Term, to extend the Demised Term for one (1) single period of five (5) years commencing upon the expiration of the initial Demised Term upon all of the same terms and conditions as shall apply to the initial Demised Term, except as otherwise provided in this Lease and except that there shall be no abatement of fixed rent and no "Landlord's Work", and that the fixed rent for the extended term shall be at the then current market rent for a term of five (5) years but in no event less than the rate of fixed rent payable in the last month of the initial Demised Term. If the parties are unable to agree upon the then current market rent for the extended term at least ninety (90) days prior to the commencement of the extended term, the issue shall be determined by arbitration in the City of Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In their determination of current market rent, the arbitrators may consider evidence of the then current market rent payable for comparable premises in the vicinity of Cobb West Business Park for a term of five (5) years. The award of the arbitrators shall be binding upon the parties and may be enforced in any court having jurisdiction.

    SECTION 21.02. Provided that Tenant shall not be in default of any of the terms or conditions of this Lease, if the premises immediately adjacent to the Demised Premises on either side of the Demised Premises shall become vacant and Landlord shall have received a BONA FIDE offer to lease said premises on terms and conditions acceptable to Landlord, Landlord shall promptly notify Tenant of the material terms and conditions of such BONA FIDE offer. Tenant shall thereupon have the right, which Tenant must exercise, if at all, by notice given to Landlord not later than ten (10) days after Landlord shall have notified Tenant of the material terms and conditions of such BONA FIDE offer, to require Landlord to enter into a lease with Tenant for such premises on the terms and conditions set forth in the BONA FIDE offer rather than with the person, firm, or corporation making such BONA FIDE offer. If Tenant shall fail to notify Landlord of its exercise of such right within said ten (10) day period, time being of the essence, Tenant shall be deemed to have irrevocably waived its right to require Landlord to enter into a lease with it for said premises. In such event, Landlord shall have the right to enter into a lease for said premises with the person, firm or corporation making such BONA FIDE offer. If Landlord shall fail to enter into a lease for said premises with the person, firm or corporation making such BONA FIDE offer on substantially the terms and conditions set forth in such BONA FIDE offer within one hundred eighty (180) days following the expiration of said ten (10) day period, Tenant's rights under this Section with respect to said premises shall once again apply. Anything in this Lease to the contrary notwithstanding, the provisions of this Section shall not apply to either of the premises adjacent to the Demised Premises so long as said premises shall be leased or occupied by the present tenant thereof or any person, firm or corporation claiming through or under said present tenant.

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


                                  ARTICLE TWENTY-TWO
                                       NOTICES


    SECTION 22.01. All notices, demands and requests by either party to the other shall be in writing, and shall be sent by registered or certified mail, postage prepaid, or by Federal Express, or by another nationally-recognized courier service, charges prepaid, addressed as follows: if to Landlord, to 152 West 57th Street, 24th floor, New York, NY 10019, att: Mr. Julian A. Jadow, with a copy similarly sent to Hall, Dickler, Lawler, Kent, & Friedman, 909 Third Avenue, New York, NY 10022, att: Kenneth S. Oltarsh, Esq., and if to Tenant, to 1371 Angelina Drive, Austell, Georgia 30001, att: Mr. Robert D. Oliver, Vice President/Operations, with a copy similarly sent to Gordon, Feinblatt, Rothman, Hoffberger & Hollander, 233 East Redwood Street, Baltimore, MD 21202, att: Zelig Robinson, Esq. Either party by like notice to the other may designate another or additional address to which notices, demands and requests shall thereafter be sent. Any notice, demand or request which shall be served upon Landlord or Tenant in the manner aforesaid shall be deemed to have been served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States registered or certified mail as aforesaid, in any post office or branch post office regularly maintained by the United States Postal Service or at the time of delivery if sent by Federal Express or another nationally-recognized courier service.


                                ARTICLE TWENTY-THREE
                         INVALIDITY OF PARTICULAR PROVISIONS


    SECTION 23.01. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or

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


unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                                 ARTICLE TWENTY-FOUR
                        CUMULATIVE REMEDIES: WAIVER OR CHANGE


    SECTION 24.01. Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant and every covenant a condition.

    SECTION 24.02. The specified remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by the other party of any provision of this Lease.

    SECTION 24.03. The failure of either party to insist in any one or more instances upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of rent or any other payment, or the payment of rent or any other payment by Tenant, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance or payment of rent in an amount other than is herein provided for (regardless of any endorsement on any check or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by Tenant, and no waiver by either party of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by such party.

    SECTION 24.04. In addition to the other remedies in this Lease provided, each party shall be entitled to restraint by injunction of any violation or attempted

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


or threatened violation of any of the terms, covenants, provisions or agreements of this Lease.

    SECTION 24.05. Each party shall be excused from performing any obligation under this Lease and any delay in the performance of any obligation under this Lease shall be excused if and so long as the performance of the obligation is prevented, delayed or otherwise hindered by Acts of God, fire, earthquake, floods, explosion, actions of the elements, war, riots, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, strikes, lockouts, laws, regulations, orders, actions or inaction of governmental authorities or any other cause, whether similar or dissimilar to the foregoing and not within the control of such party, other than lack of or inability to procure funds or financing.

    SECTION 24.06. This Lease may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.


                                 ARTICLE TWENTY-FIVE
                                   SECURITY DEPOSIT


    SECTION 25.01. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of eight thousand one hundred forty-seven and 90/100 dollars ($8,147.90) as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligation, under this Lease. Landlord shall deposit said sum in an interest bearing account and the interest earned thereon, less one percent (1%) of said sum per annum which shall be paid over to Landlord as an administrative fee, shall be paid over annually to Tenant at Tenant's request, provided that Tenant is not in default of its obligations under this Lease. If Tenant shall be in default of its obligations under this Lease, retained interest shall be added to the security deposit and shall be deemed to be part of the security for all purposes. If Tenant defaults in prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other reentry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid. The security deposited hereunder shall be refunded to Tenant, without interest, promptly after the expiration or termination of this Lease and after delivery to Landlord of the entire possession of the Demised Premises. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


                                  ARTICLE TWENTY-SIX
                                    MISCELLANEOUS


    SECTION 26.01. The terms, conditions, covenants, provisions and agreements herein contained shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and permitted assigns.

    SECTION 26.02. Tenant warrants and represents to Landlord that it has dealt with no brokers other than The Galbreath Company and King Industrial Realty, Inc. of Atlanta, Georgia, in connection with this Lease, and Tenant does hereby agree to indemnify and save Landlord harmless of and from any damage, loss, liability or expense, including reasonable attorneys' fees, arising from any claim for brokerage commissions by any other party purporting to have dealt with Tenant in connection with this transaction. Landlord warrants and represents to Tenant it has dealt with no other brokers in connection with this Lease. In reliance upon Tenant's warranty, Landlord agrees to pay a commission to said brokers pursuant to a separate agreement.

    SECTION 26.03. If requested by a prospective first mortgagee of Landlord's interest in the Demised Premises, Tenant agrees to make such changes in the Lease as such prospective mortgagee shall request, provided that no such change shall materially and adversely increase the obligations of Tenant hereunder or materially and adversely limit or restrict the rights or remedies of Tenant hereunder. A change in the rent or in the Demised Term shall be deemed to materially and adversely increase the obligations of Tenant hereunder.

    SECTION 26.04. This Lease shall be construed and enforced in accordance with the laws of the State of Georgia.

    SECTION 26.05. This Lease sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof. Any and all prior discussions, negotiations, understandings and agreements are hereby merged herein.

    SECTION 26.06. The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of or the scope or intent of this Lease nor in any way affect this Lease.

    SECTION 26.07. Anything in this Lease to the contrary notwithstanding, if Landlord shall be in breach of any term, covenant, provision or agreement of this Lease on Landlord's part to be performed and if, as a consequence of such breach, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received on the execution of such judgment levied against the right, title and interest of Landlord in Cobb West Business Park and out of the rents or other income from Cobb West Business Park receivable by Landlord and Landlord shall not otherwise be personally liable for such judgment and no other assets of Landlord shall be levied upon or attachable by reason of any such judgment.

    SECTION 26.08. Anything in this Lease to the contrary notwithstanding, Tenant may not place, affix or attach any sign to the exterior of the Building or place, affix or attach any sign outside of the Building or install any sign in the interior of the Building which shall be visible from the exterior of the Building except such signs as shall strictly comply with the provisions of Exhibit C, attached hereto and made a part hereof.

    SECTION 26.09. Each party warrants and represents to the other that the execution, delivery and performance of this Lease has been duly authorized and approved and constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease as of the day and year first above written.

                        JADOW REALTY COMPANY, L.P.
                        By:  JADOW PROPERTIES, INC.


                        By:  /s/ JULIAN A. JADOW
                             ----------------------------
                                  Landlord

                        NATIONAL FIBERSTOK CORPORATION

                        By:  /s/ ROBERT D. OLIVER
                             ----------------------------
                                  Tenant

                                       GUARANTY

          In order to induce Jadow Realty Company, L.P. ("Landlord") to enter
into the foregoing Lease, dated         , 1994 (the "Lease"), with National
Fiberstok Corporation ("Tenant"), the undersigned DEC International, Inc., a corporation, hereby unconditionally guarantees to Landlord, its successors and assigns, the full performance by Tenant of all of the covenants, terms, agreements, conditions, and undertakings to be performed and observed by Tenant in the Lease (including, without limitation, the timely payment by Tenant of the rent and other charges due thereunder), during the Demised Term and any renewal thereof, the undersigned expressly waiving any notice to the undersigned of nonperformance and expressly agreeing that the validity of this Guaranty and the obligations of the undersigned shall in no way be terminated, affected or impaired by reason of the assertion or nonassertion by Landlord against Tenant of any of the rights or remedies available to or reserved by Landlord or by reason of any indulgences granted to Tenant by Landlord. The undersigned further agrees that this Guaranty shall remain in full force and effect as to any modification or amendment of the Lease. The validity of this Guaranty and the liability of the undersigned hereunder shall in no way be terminated, affected or impaired by the release or discharge of Tenant in any bankruptcy or other proceeding, the rejection or disaffirmance of the Lease in any such proceeding or any disability of Tenant, or any other relief of Tenant from any of Tenant's obligations under the Lease by operation of law; the undersigned hereby waiving all suretyship defenses.

         The undersigned further agrees that its liability under this Guaranty shall be primary and that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at its option, proceed against the undersigned and Tenant, jointly or severally, and may proceed against the undersigned without having commenced any action against or having obtained any judgment against Tenant. The undersigned further represents to Landlord, as an inducement for it to enter into the Lease, that the undersigned is the owner of all of the outstanding capital stock of Tenant, that the execution and delivery of this Guaranty is not in contravention of its certificate of incorporation or by-laws or of applicable state laws, and has been duly authorized by its Board of Directors.

         It is agreed that the failure of Landlord to insist in any one or more instances upon the strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

         No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned under this Guaranty.


         It is further agreed that all of the terms and provisions hereof shall inure to the benefit of Landlord, its successors and assigns, and shall be binding upon the undersigned, its successors and assigns.


         IN WITNESS WHEREOF, the undersigned guarantor has caused this Guaranty to be executed in its corporate name by its duly authorized representative, and its corporate seal to be affixed hereto this 10 day of May, 1994.


    ATTEST:                       DEC INTERNATIONAL, INC., a
                                  corporation


                                  By:
    /s/                                /s/
    --------------------               ----------------------
    Its: ASST. SECRETARY          Its: PRESIDENT


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